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                                  EXHIBIT 99.1

    THIRD AMENDMENT TO MEDAPHIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN
                      FOR EMPLOYEES OF ACQUIRED COMPANIES
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                    THIRD AMENDMENT TO MEDAPHIS CORPORATION
                        NON-QUALIFIED STOCK OPTION PLAN
                      FOR EMPLOYEES OF ACQUIRED COMPANIES


   THIS THIRD AMENDMENT is made the 26th day of October, 1995, by MEDAPHIS CORPORATION, a corporation organized and doing business under the laws of the State of Delaware (the "Company").


                              W I T N E S S E T H:


   WHEREAS, the Company has previously adopted the Medaphis Corporation Non-Qualified Stock Option Plan for Employees of Acquired Companies (the "Plan"); and

   WHEREAS, the Board of Directors of the Company has approved an increase in the number of shares reserved for issuance pursuant to the Plan from 1,600,000 shares to 2,100,000 shares.

   NOW THEREFORE, Section 3 of the Plan is hereby amended by deleting Section 3 of the Plan in its entirety and replacing it with the following:

                                  "Section  3.

                         SHARES RESERVED UNDER THE PLAN

   There shall be 2,100,000 shares of Stock reserved for issuance under this Plan, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been repurchased by the Company. Furthermore, any shares of Stock subject to an Option that remain unissued after the cancellation or expiration of such Option thereafter shall again become available for use under this Plan."
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   FURTHER, except as specifically amended by this Third Amendment, the Plan shall remain in full force and effect as prior to this Third Amendment

   IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on the day and year first above written.


                                                   MEDAPHIS CORPORATION


                                                   By: /s/ Michael R. Cote
                                                       -----------------------
                                                   Title: SVP and CFO
                                                          --------------------


ATTEST:


By: /s/ Peggy B. Sherman
    -----------------------------------
Title: VP and Associate General Counsel
       --------------------------------

       [CORPORATE SEAL]